                                                                  EXHIBIT 10.002


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                                                                  EXECUTION COPY


                          CONSTRUCTION AGENCY AGREEMENT

                                     between

                            THE SYMANTEC 2001 TRUST,
                                   as Lessor,

                                       and

                              SYMANTEC CORPORATION,
                        as Construction Agent and Lessee


                           Dated as of March 30, 2001



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


                                TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE 1         DEFINITIONS................................................................1

        1.1    Defined Terms.................................................................1

ARTICLE 2         APPOINTMENT OF CONSTRUCTION AGENT..........................................1

        2.1    Appointment...................................................................1

        2.2    Acceptance....................................................................2

        2.3    Plans and Specifications; Estimated Improvement Costs; Insurance..............2

        2.4    Term..........................................................................2

        2.5    Scope of Authority............................................................3

        2.6    Delegation of Duties..........................................................4

        2.7    Covenants of the Construction Agent...........................................4

        2.8    Supplements to this Agreement.................................................5

ARTICLE 3         THE IMPROVEMENTS...........................................................6

        3.1    Construction..................................................................6

        3.2    Amendments; Modifications.....................................................6

        3.3    Casualty, Condemnation and Force Majeure Events...............................6

ARTICLE 4         PAYMENT OF FUNDS...........................................................6

        4.1    Right to Receive Project Costs................................................6

        4.2    Cost Overruns.................................................................7

ARTICLE 5         EVENTS OF DEFAULT..........................................................8

        5.1    Events of Default.............................................................8

        5.2    Survival......................................................................9

        5.3    Remedies.....................................................................10

        5.4    Limitation on Construction Agent's Recourse Liability........................10

        5.5    Certain Ongoing Obligations..................................................10

ARTICLE 6         INSURANCE.................................................................11

        6.1    Public Liability Insurance...................................................11

               (a)    Construction Agent Responsible........................................11

               (b)    Hazard and Other Insurance............................................11

               (c)    Coverage..............................................................11


                                        i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
               (d)    Adjustment of Losses..................................................12

               (e)    Application of Insurance Proceeds.....................................13

ARTICLE 7         LESSOR'S RIGHTS...........................................................13

        7.1    Assignment of the Lessor's Rights............................................13

        7.2    Lessor's Right to Cure Construction Agent's Defaults.........................13

ARTICLE 8         MISCELLANEOUS.............................................................13

        8.1    Notices......................................................................13

        8.2    Successors and Assigns.......................................................15

        8.3    GOVERNING LAW................................................................15

        8.4    Amendments and Waivers.......................................................15

        8.5    Counterparts.................................................................15

        8.6    Severability.................................................................15

        8.7    Headings and Table of Contents...............................................15

        8.8    Limitation of Liability of Trustee...........................................15

                          CONSTRUCTION AGENCY AGREEMENT

        THIS CONSTRUCTION AGENCY AGREEMENT, dated as of March 30, 2001 (this "Agreement"), is entered into by and between THE SYMANTEC 2001 TRUST, a Delaware business trust (the "Lessor"), and SYMANTEC CORPORATION, a Delaware corporation (in its capacity as construction agent hereunder, the "Construction Agent," and in its capacity as lessee under the Lease (as defined below), the "Lessee").

                              PRELIMINARY STATEMENT

        The Lessor, the Construction Agent, the Lessee, the Holders, the Lenders, the Trust Companies, Fuji Bank, Limited, as documentation agent, KeyBank National Association, as syndication agent and the Agent are parties to a Participation Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement"), pursuant to which the Participants have agreed, subject to the terms and conditions thereof, to finance (i) the acquisition of each of the properties described in one or more Construction Agency Agreement Supplements attached hereto (individually, the "Property," and collectively, the "Properties") and
(ii) the construction of the Improvements in accordance with the Plans and Specifications.

        The Lessor and the Lessee are also parties to a Master Lease, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Lease"), pursuant to which the Lessee shall lease the Properties from the Lessor.

        Subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the acquisition and development of each of the Properties and the construction of the Improvements thereon in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor and the Holders, to cause the construction of the Improvements on the Properties in accordance with the Plans and Specifications and to assume such other liabilities and obligations as are set forth herein.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

        1.1 DEFINED TERMS. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Annex A to the Participation Agreement.

                                    ARTICLE 2

                        APPOINTMENT OF CONSTRUCTION AGENT

        2.1 APPOINTMENT. Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent in connection with the acquisition of each Property and construction of the Improvements thereon in accordance with the Plans and Specifications for each Property, and pursuant to the terms of the Participation Agreement and the other Operative Agreements.

        2.2 ACCEPTANCE. The Construction Agent hereby unconditionally accepts the appointment set forth in SECTION 2.1 and agrees to perform its duties hereunder.

        2.3 PLANS AND SPECIFICATIONS; ESTIMATED IMPROVEMENT COSTS; INSURANCE. The Construction Agent hereby represents and warrants to the Lessor and the Agent, with respect to each Property, that attached to each Construction Agency Agreement Supplement is or shall be a true, correct and complete copy of:

               (a) the Plans and Specifications for the Property to be purchased on the effective date of such Construction Agency Agreement Supplement, as such Plans and Specifications are in effect on the date thereof;

               (b) the Estimated Project Costs for the Property to be purchased on the effective date of such Construction Agency Agreement Supplement; and

               (c)    the deductibles for the insurance policies described in
SECTION 6.1(a) and the premium and the deductibles for the insurance policies described in SECTION 6.1(b).

        2.4 TERM. This Agreement shall commence on the date hereof and shall terminate

               (a) with respect to any single Property, upon the earliest to occur of:

                      (i) the payment by the Lessee or the Construction Agent of (x) the Lease Balance attributable to such Property and (y) all accrued and unpaid Rent with respect to such Property;

                      (ii)   the termination of this Agreement pursuant to
ARTICLE V; and

                      (iii) the occurrence of the Completion Date with respect to such Property and full performance of all other obligations of the Construction Agent hereunder with respect to such Property; and

               (b) with respect to all Properties (and therefore, this Agreement shall terminate in full), upon the earliest to occur of:

                      (i) the payment by the Lessee (in accordance with the terms of the Lease) or the Construction Agent (in accordance with SECTIONS 4.2 or 5.3) of (x) the Lease


                                       2.

Balance attributable to all Properties and (y) all accrued and unpaid Rent with respect to all Properties;

                      (ii)   the termination of this Agreement pursuant to
ARTICLE V; and

                      (iii)  the occurrence of (x) the final Completion Date and
(y) full performance of all other obligations of the Construction Agent hereunder with respect to all Properties;

provided, however, that any termination of this Agreement shall not relieve the Construction Agent of its liability for any breach of any of the terms hereof.

        2.5 SCOPE OF AUTHORITY. (a) The Lessor hereby expressly authorizes the Construction Agent to, and the Construction Agent shall, take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations under this Agreement, including:

                      (i) assistance with the acquisition and development of each Property in accordance with the terms and conditions of the Participation Agreement;

                      (ii) all design and supervisory functions relating to the construction of the Improvements and the performance of all engineering work related to the construction of the Improvements;

                      (iii) negotiating and entering into all contracts or arrangements to procure the equipment necessary to construct the Improvements on such terms and conditions as are customary and reasonable in light of local standards and practices;

                      (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under applicable Environmental Laws, from all Governmental Authorities in connection with the development and construction of the Improvements in accordance with the Plans and Specifications;

                      (v) maintaining all books and records with respect to the construction, operation and management of the Properties including maintaining an accurate record of Project Costs; and

                      (vi) performing any other acts necessary in connection with the acquisition and development of each Property and construction and development of the Improvements thereon in accordance with the Plans and Specifications.

               (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract relating to the construction of the Improvements which would, directly or indirectly, impose any liability or obligation on the Lessor and for which liability or obligation the Lessor is not indemnified. AS BETWEEN THE LESSOR AND THE CONSTRUCTION AGENT, THE CONSTRUCTION AGENT SHALL BE RESPONSIBLE FOR THE ACTS AND OMISSIONS OF ITS CONTRACTORS, SUBCONTRACTORS AND OTHER AGENTS.


                                       3.
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               (c)    Subject to the terms and conditions of this Agreement, the
Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the Improvements on each Property.

        2.6 DELEGATION OF DUTIES. The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

        2.7 COVENANTS OF THE CONSTRUCTION AGENT. The Construction Agent hereby covenants and agrees that it will:

               (a) cause construction of the Improvements to be prosecuted diligently and continuously in accordance with the Plans and Specifications and all Legal Requirements and Insurance Requirements;

               (b) enter into Construction Contracts with reputable contractors on terms and conditions reasonably satisfactory to the Lessor and the Agent, which Construction Contracts shall provide for the completion of the Improvements on each Property on a date certain and for a guaranteed maximum price;

               (c) within three (3) days after entering into a Construction Contract deliver copies of such Construction Contract to the Lessor and the Agent;

               (d) cause the Completion Date to occur on or prior to the Commitment Termination Date, free and clear (by removal or bonding) of Liens (other than Lessor Liens and Permitted Exceptions) or claims for materials supplied or labor or services performed in connection with the construction of the Improvements;

               (e) following the Completion Date of each Property, use reasonable good faith efforts to cause all outstanding punch list items with respect to the Improvements on such Property to be completed;

               (f) cause the Improvements on each Property to be constructed for an amount equal to or less than 110% of each Property's respective Projected Completion Value;

               (g) notify the Lessor in writing not less than three (3) Business Days after the occurrence of each Force Majeure Event;

               (h) promptly, but in any case within sixty (60) days of actual knowledge by the Construction Agent thereof and subject to Article XIII of the Lease, cause all Liens (other than Lessor Liens and Permitted Exceptions) on any Property (including Liens or claims for materials supplied or labor or services performed in connection with the construction of the Improvements), to be discharged or bonded off if disputed in good faith by the Construction Agent;

               (i)    maintain each Property in a safe condition;


                                       4.

               (j) ensure that on or prior to the Commitment Termination Date all water, sewer, electric, gas, telephone and drainage facilities, all other utilities required to adequately service the Improvements for the intended use and means of access between such Improvements and public highways for pedestrians and motor vehicles will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws), and all utilities serving each Property, or proposed to serve such Property in accordance with the Plans and Specifications, are or will be located in, and vehicular access to the Improvements will be provided by, either public rights-of-way abutting such Property or Appurtenant Rights;

               (k) pay when due (subject to reimbursement as provided for under this Agreement) pursuant to and subject to the Budget, or cause to be paid when due in accordance with the Participation Agreement, all applicable Project Costs;

               (l) enforce or cause to be enforced performance by each party to each Construction Contract of their respective obligations, warranties and other design, construction or other obligations with respect to the design, construction and completion of the Improvements or pursue remedies with respect to the breach of those obligations;

               (m) subject to ARTICLE VI and Articles XV and XVI of the Lease, use the proceeds of any property insurance maintained with respect to any Property to complete construction of, or rebuild or replace, any portion of such Property with respect to a Casualty or Condemnation occurring with respect to that portion of such Property; and

               (n) provide to the Lessor: (A) monthly, if requested by the Lessor, copies of all change orders, notices, requests for any increase of any contract sum payable, or other communication received under or in connection with any Construction Contract which seek to increase the total consideration payable under any Construction Contract; (B) promptly upon request, information regarding the status of the construction, compliance of the parties to the Construction Contracts with the terms thereof, and amounts due and payable under the Construction Contracts, including such information as the Lessor shall reasonably require to determine that the Budget is In Balance (for purposes of this Agreement and the other Operative Agreements, the determination, at any time, including at the time of each request for an Advance, as to whether or not the Budget is In Balance will be made in the reasonable judgment of the Lessor); and (C) monthly, its certification: (1) that the Budget is In Balance, (2) that the remaining Contingency Reserves are sufficient for any reasonably foreseeable contingency which might occur during the remaining period through Completion,
(3) of the anticipated date on which Completion will be achieved, and (4) of the number of days the construction is, without overtime or premium pay (other than such overtime or premium pay as is budgeted or reserved for in the Budget) and given the prevailing weather and other conditions of construction that are anticipated to exist during the remaining course of the construction, ahead of or behind the applicable construction schedule.

        2.8 SUPPLEMENTS TO THIS AGREEMENT. On each Property Closing Date where one or more Properties are acquired on which construction of Improvements shall occur, the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the construction and development of such Property will be governed by the terms of this Agreement.


                                       5.

Following the execution and delivery of a Construction Agency Agreement Supplement, in the form attached as EXHIBIT A, such Construction Agency Agreement Supplement shall constitute a part of this Agreement.

                                   ARTICLE 3

                                THE IMPROVEMENTS

        3.1 CONSTRUCTION. The Construction Agent shall cause the Improvements to be constructed and equipped in compliance with all Legal Requirements and Insurance Requirements.

        3.2    AMENDMENTS; MODIFICATIONS.

               (a) The Construction Agent may at any time revise, amend or modify (i) the Plans and Specifications without the consent of the Lessor; provided, that any such amendment to the Plans and Specifications does not (x) result in the Completion Date of the Improvements occurring on or after the Commitment Termination Date or (y) result in the cost to complete any Improvements subject to such amendment exceeding either (1) the Available Commitments or (2) 110% of the Projected Completion Value with respect to such Improvements, and (ii) the Budget; provided, that such revisions, amendments or modifications to the Budget do not (x) result in any increase in the Project Costs greater than either (1) the sum of the then Available Commitments or (2) 110% of the Projected Completion Value with respect to the Improvements or (y) cause the Budget to fail to be In Balance.

               (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications if the aggregate effect of such revision, amendment or modification would be to reduce the fair market value, utility or residual value of any Property by more than a de minimis amount.

        3.3 CASUALTY, CONDEMNATION AND FORCE MAJEURE EVENTS. If at any time prior to the Completion Date for any Property there occurs a Casualty or a Force Majeure Event or the Lessor or the Construction Agent receives notice of a Condemnation, then, except as otherwise provided in Article XV and XVI of the Lease, in each case the Construction Agent shall in accordance herewith promptly and diligently complete the construction of the Improvements in accordance with the applicable Plans and Specifications and in compliance with the terms hereof, and cause the Completion Date for such Property to occur on or prior to the Commitment Termination Date. During the Construction Period, the Construction Agent shall be entitled to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Condemnation or Casualty, subject to the provisions of SECTION 6.1(d). The Lessor and the Agent shall consult the Construction Agent in connection with the foregoing.

                                   ARTICLE 4

                                PAYMENT OF FUNDS


                                       6.

        4.1    RIGHT TO RECEIVE PROJECT COSTS.

               (a) In connection with the acquisition of the Land and during the course of the construction of the Improvements on the Land, the Construction Agent may request that the Lessor advance funds for the payment of Project Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request funds and the Lessor's obligation to advance funds for the payment of Project Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. The Construction Agent agrees that it cannot incur Project Costs unless the Lessee, as Construction Agent, has complied with the applicable provisions of Section 5 of the Participation Agreement.

               (b) The proceeds of any funds made available to the Lessor to pay Project Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay Project Costs set forth in the Requisition relating to such funds.

        4.2    COST OVERRUNS.

               (a) In the event that the Construction Agent determines that the Available Commitments will be insufficient to complete construction on any or all Properties (a "Cost Overrun"), it shall promptly notify the Lessor and the Agent, which notice shall indicate the additional funds the Construction Agent considers necessary to complete such construction. The Construction Agent may (i) request the Holders and the Lenders to increase their Commitments to enable it to complete construction but the Holders and the Lenders shall be under no obligation to agree to such request, or (ii) exercise its Purchase Option under Section 20.1 of the Lease and purchase such Property and make the payments required therein.

               (b) If a Cost Overrun shall occur or be likely to occur, such event shall constitute a Construction Agency Agreement Event of Default hereunder and, if the Construction Agent is not exercising its Purchase Option under the Lease, the Lessor and the Participants may elect to:

                      (i)    (A)    terminate their Commitments as provided in
SECTION 5.1 and order the Construction Agent to cease construction as of any date, if any, specified by the Lessor; and

                             (B)    except in the case of clause (i)(C), require
the Construction Agent to:

                                    (1)    return possession of the Properties
to the Lessor or remarket the Lessor's interest in the Properties as provided in
Section 21.1(b) of the Lease; and


                                       7.

                                    (2)    pay the Construction Period Maximum
Recourse Amount for all Properties to the Lessor, in which event the Lessor shall proceed under SECTIONS 5.3(B) and 5.5; or

                             (C)    if such Cost Overrun constitutes a Full
Recourse Construction Period Event of Default, the Lessor shall have all of its rights and remedies available under the Operative Agreements (including under Section 17.2 of the Lease), subject, as to the Lessee's recourse liability, to the limits set forth in Section 17.2 of the Lease, and, if so required, the Construction Agent, as Lessee, shall make the payments set forth therein; or

                      (ii) increase the aggregate Commitments by an amount sufficient to complete such construction, with the consent of the Construction Agent, and upon such increase order the Construction Agent to continue diligently to construct the Improvements on such Property in accordance with this Agreement until the Completion thereof.

               (c) To the extent that the Lessor has not elected to terminate this Agreement pursuant to SECTION 5.1 or increase the Commitments pursuant to
SECTION 4.2(B)(II) and the Lessee has not exercised its Purchase Option, the Construction Agent shall continue diligently to construct the Improvements in accordance with this Agreement until the Completion thereof and shall pay prepaid rent to the Lessor to fund, subject to a limit of the Construction Period Maximum Recourse Amount, the costs of such construction if Advances are no longer available under the Participation Agreement.

                                   ARTICLE 5

                                EVENTS OF DEFAULT

        5.1 EVENTS OF DEFAULT. If any one or more of the following events (each a "Construction Agency Agreement Event of Default") shall occur:

               (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent for the acquisition of any Property and the construction of the Improvements thereon or the payment of Project Costs; or

               (b) the Construction Agent shall cause or permit any Improvements to be constructed and equipped in a manner which (i) violates in any material respect any applicable law or violates any Insurance Requirement or
(ii) deviates from the Plans and Specifications and such deviation is not permitted under SECTION 3.2(a) and has not been consented to by the Lessor and the Agent; or

               (c) a Cost Overrun occurs, or shall be likely to occur, as contemplated by SECTION 4.2; or

               (d) the Construction Agent shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or


                                       8.

Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Construction Agent or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

               (e) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Construction Agent and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Construction Agent, a receiver of Construction Agent or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

               (f) the Construction Agent shall fail to perform or observe any other covenant or agreement to be performed or observed by it under this Agreement other than as specifically referred to in this SECTION 5.1 and such failure shall continue for a period of thirty (30) days after receipt by the Construction Agent of a written notice from the Lessor specifying such failure and requiring it to be remedied; provided, that, notwithstanding language to the contrary in this clause (f), any failure by the Construction Agent to perform its obligations under SECTION 2.7(d) shall result in a Construction Agency Agreement Event of Default upon the continuation of such failure for a period of fifteen (15) days thereafter; or

               (g) any amount payable as Supplemental Rent shall not be paid when due because of the limitation in the Operative Agreements on the payment of any such amounts during the Construction Period to the Construction Period Maximum Recourse Amount, subject to the maximum limitation on damages as a result of a Construction Agency Agreement Event of Default under this clause (g) set forth in SECTIONS 5.3(b) and 5.4;

               (h) the Construction Agent shall fail to maintain insurance required by ARTICLE VI; or

               (i)    the Budget shall fail to be In Balance; or

               (j)    a Force Majeure Event shall occur;

then, in any such event, and subject to SECTION 5.4, the Lessor may, in addition to the other rights and remedies provided for in this Article, terminate this Agreement and the Commitments by giving the Construction Agent notice of such termination and upon the receipt of such notice, this Agreement shall terminate and all rights and obligations of the Construction Agent and the Lessor under this Agreement shall cease except to the extent set forth in this ARTICLE V and in SECTION 4.2. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including reasonable fees and expenses of counsel, as a result of any Event of Default hereunder.


                                       9.

        5.2    SURVIVAL. The termination of this Agreement pursuant to SECTION
5.1 shall in no event relieve the Construction Agent of its liabilities and obligations hereunder which accrued prior to such termination, or which arise as a result of such termination, all of which shall survive any such termination.

        5.3    REMEDIES.

               (a) If a Construction Agency Agreement Event of Default shall have occurred and be continuing and such Event of Default shall constitute a Full Recourse Construction Period Event of Default, the Lessor shall have all rights and remedies available under the Operative Agreements (including under Section 17.2 of the Lease), subject, as to the Lessee's recourse liability, to the limits set forth in Section 17.2(a)(i)-(iii) of the Lease.

               (b) If a Construction Agency Agreement Event of Default shall have occurred and be continuing and the same does not constitute a Full Recourse Construction Period Event of Default or a Construction Agency Agreement Event of Default shall have occurred under SECTION 5.1(G) or 5.1(J), the Lessor shall have the right to require the Construction Agent to relinquish its interest in each of the Properties to the Lessor and to pay to the Lessor as liquidated damages and not as a penalty, the Construction Period Maximum Recourse Amount. Under such circumstances, the Construction Agent shall convey to the Lessor its interest in and possession of the Properties free and clear of all Liens (other than Lessor Liens and Permitted Exceptions) and in compliance with all Environmental Laws accompanied by an affidavit to the Lessor and the Agent to such effect and appropriate statements of termination.

               (c) No failure to exercise and no delay in exercising, on the part of the Lessor or the Agent, any right, remedy, power or privilege under this Agreement or under the other Operative Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and in the other Operative Agreements are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               (d) Notwithstanding the foregoing, the Construction Agent shall have the right to cure a Construction Agency Agreement Event of Default by purchasing the Properties for the Lease Balance.

        5.4 LIMITATION ON CONSTRUCTION AGENT'S RECOURSE LIABILITY. Notwithstanding anything contained herein or in any other Operative Agreement to the contrary, upon the occurrence and during the continuance of a Construction Agency Agreement Event of Default which does not constitute a Full Recourse Construction Period Event of Default or which is a Construction Agency Agreement Event of Default under clause (g) or (j) of SECTION 5.1, so long as the Construction Agent complies with its obligations set forth in SECTIONS 5.3(b) and 5.5, the aggregate maximum recourse liability of the Construction Agent to the Lessor in respect of such Events of Default shall be limited to the Construction Period Maximum Recourse Amount.


                                      10.

        5.5 CERTAIN ONGOING OBLIGATIONS. Following the occurrence of (a) a Construction Agency Agreement Event of Default, unless the Construction Agent has exercised its right to cure pursuant to SECTION 5.3(d), and (b) the actions contemplated by SECTION 5.3(b), the Construction Agent will, if so requested by Lessor, at the sole expense of the Construction Agent, use its commercial best efforts, as non-exclusive agent of the Lessor, to market the Properties to third party purchasers in accordance with Section 21.1(b) of the Lease.

                                    ARTICLE 6

                                    INSURANCE

        The Construction Agent shall procure insurance during the Construction Period in accordance with the following provisions:

        6.1    PUBLIC LIABILITY INSURANCE.

               (a) CONSTRUCTION AGENT RESPONSIBLE. During the Construction Period, the Construction Agent shall procure and carry, at the Construction Agent's sole cost and expense, the liability insurance described in Section 14.1 of the Lease, subject to such deductibles as are set forth on each Construction Agency Agreement Supplement. The Construction Agent acknowledges and agrees that each Property is in its control and possession during the Construction Period, it is responsible as Construction Agent for the acts and omissions of its subcontractors and agents and other Lessee Persons and that it has agreed to maintain each Property free from injury and mishap to third Persons.

               (b) HAZARD AND OTHER INSURANCE. During the Construction Period, the Construction Agent shall also maintain and keep in force a policy or policies of "all risk" insurance with respect to each Property, including builder's risk insurance, subject to such deductibles as are set forth on each Construction Agency Agreement Supplement, insuring the Lessor's interest in all Improvements and Equipment, written on a replacement cost basis. The premium for such coverage shall be paid with the proceeds of an Advance or, if paid by the Construction Agent, reimbursed with such proceeds. In addition, the reduction in any recovery pursuant to any deductible applicable to such policy shall be paid with the proceeds of an Advance.

               (c) COVERAGE. The insurance required to be obtained by the Construction Agent under SECTIONS 6.1(a) and (b) is described on each Construction Agency Agreement Supplement and may be carried under blanket policies maintained by or on behalf of the Construction Agent so long as such policies otherwise comply with the provisions of this SECTION 6.1. The insurance required by SECTIONS 6.1(a) and (b) shall provide in the policy or by special endorsement that:

                      (i) in the case of insurance required by SECTION 6.1(a), the Lessor, the Holders, the Lenders and the Agent are included as additional insureds as their interests may appear and, in the case of insurance required by SECTION 6.1(b), the Agent, for the benefit of the Participants, shall be named as loss payee;


                                      11.

                      (ii) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor, the Holders, the Lenders or the Agent and shall provide that no such Person shall have any obligation or liability for payment of premiums;

                      (iii) if the insurers cancel such insurance for any reason whatsoever or any materially adverse change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Lessor, the Holders, the Lenders and the Agent for thirty (30) days after receipt by the Lessor, the Holders, the Lenders and the Agent, respectively, of written notice from such insurers of such cancellation, change or lapse;

                      (iv) such policy will not be invalidated should the Construction Agent waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor, the Holders, the Lenders and the Agent, and their respective rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Construction Agent or any other Person having any interest in any Property and a so-called "Waiver of Subrogation Clause." The Construction Agent hereby waives any and all such rights against the Lessor, the Holders, the Lenders and the Agent to the extent of payments made under such policies;

                      (v) all such insurance policies required by SECTION 6.1(b) shall include a "New York" or standard form mortgagee endorsement in favor of the Agent and shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies;

                      (vi)   all insurance coverages required pursuant to this
Article VI shall be obtained from insurance companies which carry a current rating by the A.M. Best Company of at least "A" and a financial rating of at least "8."

                      (vii) the Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this SECTION 6.1 except that the Lessor may carry separate liability insurance (at its sole cost) so long as (i) the Construction Agent's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Construction Agent's policy and (ii) each such insurance policy will not cause the Construction Agent's insurance required under this SECTION 6.1 to be subject to a coinsurance exception of any kind; and

                      (viii) upon thirty (30) days' notice from the Lessor and the Agent the Construction Agent shall provide evidence of insurance obtained pursuant hereto, in the form of a broker's certificate and certificates for renewal and replacement policies.

               (d) ADJUSTMENT OF LOSSES. Losses, if any, with respect to any Property under any property damage policies required to be carried under SECTION 6.1(b) shall be adjusted with


                                      12.

the insurance companies, including the filing of appropriate proceedings by the Construction Agent if the Construction Agent is required by the Operative Agreements to, or has agreed to, repair the damage to the Improvements, unless a Lease Event of Default shall have occurred and be continuing, in which case losses shall be adjusted by the Lessor. Losses shall also be adjusted by the Lessor in circumstances where the Construction Agent is not required to, and has not agreed to, repair the damage to the Improvements, unless the Construction Agent has purchased such Property pursuant to the terms of the Operative Agreements. The party which shall be entitled to adjust losses may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty or Condemnation and shall pay all expenses thereof. At such party's reasonable request, and at the Construction Agent's sole cost and expense, the Construction Agent, the Lessor, the Holders and the Lenders, as the case may be, shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The parties hereto agree that this Agreement shall control the rights of the parties hereto in and to any such award, compensation or insurance payment.

               (e) APPLICATION OF INSURANCE PROCEEDS. All proceeds of insurance maintained pursuant to SECTION 6.1(b) on account of any damage to or destruction of any Property or any part thereof shall be paid over to the Lessor or as it may direct; provided, that if Lessor has not elected to terminate the Lease pursuant to Section 16.1 thereof and (i) if no Lease Event of Default shall have occurred and be continuing and, so long as the Construction Agent is diligently repairing the damage to such Property caused by the applicable Casualty, all such proceeds shall be disbursed to the Construction Agent to effect the repair of such Improvements or such Equipment, and (ii) (A) if the subject Casualty did not arise from or constitute a Full Recourse Construction Period Event of Default and (B) no other Lease Event of Default has occurred and is continuing, Lessor shall look only to such insurance proceeds and the proceeds of the sale or transfer of such Property in order to effect such repair.

                                   ARTICLE 7

                                 LESSOR'S RIGHTS

        7.1 ASSIGNMENT OF THE LESSOR'S RIGHTS. Subject to the terms of the Contract Assignment made by the Lessor in favor of the Agent, Lessee and Lessor hereby acknowledge and agree that the rights and powers of the Lessor under this Agreement have been assigned to, and may be exercised by, the Agent.

        7.2 LESSOR'S RIGHT TO CURE CONSTRUCTION AGENT'S DEFAULTS. Upon written notice to the Construction Agent, except in emergencies, the Lessor, without waiving or releasing any obligation of the Construction Agent or an Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Agent (subject to the limitations on the Construction Agent's recourse liability set forth in SECTION 5.4 and Section 17.2 of the Lease). All out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


                                      13.

                                    ARTICLE 8

                                  MISCELLANEOUS

        8.1 NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service or by hand or facsimile and any such notice shall become effective five (5) Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid or one Business Day after delivery to a nationally recognized courier service specifying overnight delivery or, if delivered by hand or facsimile, when received, and shall be directed to the address of such Person as indicated:

        If to the Lessor, to it at:

               The Symantec 2001 Trust
               c/o Wilmington Trust FSB
               3773 Howard Hughes Parkway
               Suite 300 N
               Las Vegas, NV 89109
               Attention: Corporate Trust Administration
               Telephone: (702) 866-2200
               Facsimile: (702) 866-2244

        with copies to:

               The Bank of Nova Scotia
               580 California Street, Suite 2100
               San Francisco, CA 94104
               Attention: Chris Johnson, Managing Director
               Telephone: (415) 986-1100
               Facsimile: (415) 397-0791



                                      14.

        and

               Scotiabanc Inc.
               600 Peachtree Street, Suite 2700
               Atlanta, GA 30308
               Attention: William Brown, Managing Director
               Telephone: (404) 877-1501
               Facsimile: (404) 888-8998

        If to the Construction Agent, to it at:

               Symantec Corporation
               20330 Stevens Creek Blvd.
               Cupertino, CA 95014
               Attention: Treasury
               Attention: General Counsel
               Telephone: (408) 517-7835
               Facsimile: (408) 517-8118

        with a copy to:

               Pillsbury Winthrop LLP
               50 Fremont Street
               San Francisco, CA 94105
               Attention: George P. Haley, Esq.
               Telephone: (415) 983-1272
               Facsimile: (415) 983-1200

From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto in the manner set forth in this SECTION 8.1.

        8.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and assigns.

        8.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO RULES RELATING TO CONFLICTS OF LAW (OTHER THAN GENERAL OBLIGATIONS LAW
SECTION 5-1401), EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED.

        8.4 AMENDMENTS AND WAIVERS. The Lessor and the Construction Agent may from time to time, enter into written amendments, supplements or modifications hereto.


                                      15.

        8.5 COUNTERPARTS. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        8.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.7 HEADINGS AND TABLE OF CONTENTS. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        8.8 LIMITATION OF LIABILITY OF TRUSTEE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Lessor in the exercise of the powers and authority conferred and vested to it, (b) each of the representations, undertakings and agreements herein made on the part of the Lessor is made and intended not as personal representations, undertakings and agreements by the Trust Company, but is made and intended for the purpose of binding only the Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lessor under this Agreement or any other related documents.





                          [The signature page follows.]


                                      16.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                       SYMANTEC CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       THE SYMANTEC 2001 TRUST


                                       By: Wilmington Trust Company, not in its
                                       individual capacity but solely as trustee


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                   EXHIBIT A TO CONSTRUCTION AGENCY AGREEMENT

              SUPPLEMENT NO. ____ TO CONSTRUCTION AGENCY AGREEMENT


        THIS SUPPLEMENT NO. ____ TO CONSTRUCTION AGENCY AGREEMENT, dated as of __________, 200__ (this "Supplement"), is entered into by and between THE SYMANTEC 2001 TRUST, a Delaware business trust (the "Lessor"), and SYMANTEC CORPORATION, a Delaware corporation (the "Construction Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Construction Agency Agreement (as defined below).

                              PRELIMINARY STATEMENT

        The Lessor and Symantec Corporation (the "Lessee") are parties to a Master Lease, dated as of March 30, 2001, pursuant to which the Lessee has agreed to lease the property described on SCHEDULE 1 from the Lessor (the "Property").

        The Lessor and the Lessee are also parties to a Construction Agency Agreement, dated as of March 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Construction Agency Agreement"), pursuant to which the Lessor has appointed the Lessee as its sole and exclusive agent in connection with the identification and acquisition of the Property and the development and construction of the Improvements in accordance with the Plans and Specifications.

        The Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Property and wish to execute this Supplement to provide therefore.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

               (a) The Lessor and the Construction Agent each acknowledge and agree that the construction of the Improvements and the development of the Property shall be governed by the terms of the Construction Agency Agreement.

               (b) Attached as SCHEDULE 2 is a true, correct and complete copy of the Plans and Specifications for the Property, as in effect on the date hereof.

               (c) Attached as SCHEDULE 3 is a true, correct and complete copy of the Estimated Project Costs for the Property, as in effect on the date hereof.

               (d) Attached as SCHEDULE 4 are the deductibles for the insurance policies described in Section 6.1(a) of the Construction Agency Agreement and the premium and the deductibles for the insurance policies described in Section 6.1(b) of the Construction Agency Agreement.

               (e) The Commitment Termination Date with respect to the Property is _____________, 200__.


                   [CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT]

               (f) This Supplement, upon its execution and delivery, shall constitute a part of the Construction Agency Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       SYMANTEC CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       THE SYMANTEC 2001 TRUST


                                       By: Wilmington Trust Company, not in its
                                       individual capacity but solely as trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________




                   [CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT]

         SCHEDULE 1 TO CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT NO. ____

                             DESCRIPTION OF PROPERTY

         SCHEDULE 2 TO CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT NO. ____

                            PLANS AND SPECIFICATIONS

         SCHEDULE 3 TO CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT NO. ____

                             ESTIMATED PROJECT COSTS

         SCHEDULE 4 TO CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT NO. ____

                                    INSURANCE

LIABILITY INSURANCE              COVERAGE                          DEDUCTIBLES

General Liability                $20,000,000 combined single       Deductible not to exceed
                                 limit                             $25,000 per occurrence.

Product/ Completed Operations    $20,000,000 combined single       Deductible not to exceed
                                 limit                             $25,000 per occurrence

Auto Liability                   $20,000,000 combined single       Deductible not to exceed
                                 limit                             $25,000 per occurrence

Employer's Liability             $10,000,000 combined single       Deductible not to exceed
                                 limit                             $25,000 per occurrence

HAZARD INSURANCE                 COVERAGE                          DEDUCTIBLES

All Risk/Builder's Risk          Replacement Cost                  Deductible not to exceed
                                                                   $50,000 per occurrence.

Delay in Start-Up or             18 months interest during         15 day deductible
Completion                       construction

WORKERS' COMPENSATION            COVERAGE                          DEDUCTIBLES

Workers' Compensation            Statutory                         Not Applicable

OTHER INSURANCE

The Construction Agent shall cause its subcontractors and agents to maintain similar insurance as listed above with the exception of Hazard Insurance.


NOTE: THE ABOVE IS INTENDED AS AN OUTLINE. ACCEPTABLE INSURANCE IS SUBJECT TO THE APPROVAL OF THE LESSOR AND THE AGENT.